Exhibit 10.1

Appendix A

SANGAMO BIOSCIENCES, INC.

AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN

article One

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This Amended and Restated 2013 Stock Incentive Plan is intended to promote the interests of Sangamo BioSciences, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

The Plan serves as the successor to the Predecessor Plan, and no further stock option grants or stock issuances are to be made under the Predecessor Plan on or after the Plan Effective Date.  All options and other equity awards outstanding under the Predecessor Plan on the Plan Effective Date were transferred to this Plan as part of the initial share reserve hereunder and shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those options or other equity awards with respect to their acquisition of shares of Common Stock thereunder.

Capitalized terms shall have the meanings assigned to such terms herein or in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A.The Plan shall be divided into three separate equity incentive programs:

-the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

-the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

-the Automatic Grant Program under which eligible non-employee Board members will automatically receive equity grants at designated intervals over their period of continued Board service.

B.The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A.The Primary Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders.  Administration of the Discretionary Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.  However, all awards under the Plan to non-employee Board members (other than pursuant to the Automatic Grant Program) shall be made by the Primary Committee (or subcommittee thereof).  The Primary Committee shall be comprised solely of independent directors, as determined in accordance with the governance standards established by the Stock Exchange on which the Common Stock is at the time primarily traded (the “Independent Directors”).  In addition, any awards for members of the Primary Committee (other than pursuant to the Automatic Grant Program) must be authorized by a disinterested majority of the Independent Directors.

B.Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.  The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options, stock appreciation rights, stock issuances or other stock-based awards thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any stock option, stock appreciation right, stock issuance or other stock-based award thereunder.

D.Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grant, stock appreciation right, stock issuance or other stock-based award thereunder under the Plan.

E.Administration of the Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants, stock issuances or other stock-based award made under that program, except that the Primary Committee (or subcommittee thereof) shall have the express authority to determine whether to grant an alternative award in lieu of one or more automatic option grants in accordance with Section IV of Article Four.

IV.	ELIGIBILITY

A.The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:

(i)Employees,

(ii)non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.The Plan Administrator shall have full authority to determine, (i) with respect to the grant of options or stock appreciation rights under the Discretionary Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the time or times when the grant is to become exercisable, the vesting schedule (if any) applicable to the granted option or stock appreciation right (subject to Section VII of this Article One), the maximum term for which such option or stock appreciation right is to remain outstanding, the status of a granted option as either an Incentive Option or a Non-Statutory Option, and the form (cash or shares of Common Stock) in which a stock appreciation right is to be settled, and (ii) with respect to stock issuances or other stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting and issuance schedule (if any) applicable to the shares which are the subject of such issuance or award (subject to Section VII of this Article One) and the consideration (if any) for those shares and the form (cash or shares of Common Stock) in which the issuance or award is to be settled.

C.The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program and to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program.

D.The individuals who shall be eligible to participate in the Automatic Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members on or after the Plan Effective Date.  A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive a grant under the Automatic Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic grants under the Automatic Grant Program while he or she continues to serve as a non-employee Board member.

V.	STOCK SUBJECT TO THE PLAN

A.The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market.  The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 19,397,808 shares, subject to adjustment from time to time pursuant to the provisions of Section V.F of this Article One.  Such share reserve shall be comprised of (i) 9,697,808 shares of Common Stock subject to outstanding awards under the Predecessor Plan that were transferred to the Plan in accordance with the provisions of Section V.B of Article Five, plus (ii) an additional 9,700,000 shares of Common Stock .  The transfer of outstanding awards from the Predecessor Plan was effected as of the Plan Effective Date, and the Predecessor Plan terminated at that time.

B.The number of shares of Common Stock reserved for award and issuance under this Plan pursuant to Section V.A of this Article One shall be reduced: (i) on a 1-for-1 basis for each share of Common Stock subject to an option or stock appreciation right made under the Discretionary Grant Program or subject to a stock option grant made under the Automatic Grant Program, (ii) on a 1-for-1 basis for each share of Common Stock subject to a Full Value Award made under the Stock Issuance and Automatic Grant Programs prior to the Plan Effective Date and (iii) by a fixed ratio of 1.33 shares of Common Stock for each share of Common Stock subject to a Full Value Award made under the Stock Issuance and Automatic Grant Programs on or after the Plan Effective Date.

C.The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options granted under the Plan shall not exceed 19,397,808.  No one person participating in the Plan may receive stock options and stand-alone stock appreciation rights for more than 2,000,000 shares of Common Stock in the aggregate per calendar year.  In addition, no one person participating in the Plan may receive stock direct stock issuances (whether vested or unvested) or stock-based awards (other than stock options and stand-alone stock appreciation rights) for more than 2,000,000 shares of Common Stock in the aggregate per calendar year.

D.Shares of Common Stock subject to outstanding options or other awards made under the Plan (including the options or other awards transferred from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options or awards are forfeited or cancelled for any reason prior to the issuance of the shares of Common Stock subject to those options or awards.  Such shares shall be added back to the number of shares of Common Stock reserved for award and issuance under the Plan as follows:

1.for each share of Common Stock subject to such forfeited or cancelled option or stock appreciation right made under the Discretionary Grant Program (including the options transferred from the Predecessor Plan) or subject to an option grant made under the Automatic Grant Program, one share of Common Stock shall become available for subsequent award and issuance under the Plan,

2.for each share of Common Stock subject to a forfeited or cancelled Full Value Award made under the Stock Issuance or Automatic Grant Program prior to the Plan Effective Date (including the Full Value Awards transferred from the Predecessor Plan), one share shall become available for subsequent award and issuance,

3.for each share of Common Stock subject to a forfeited or cancelled Full Value Award made under the Stock Issuance or Automatic Grant Program on or after the Plan Effective Date, 1.33 shares shall become available for subsequent award and issuance, and

4.for each unvested share of Common Stock issued under the Discretionary Grant or Stock Issuance Program for cash consideration not less than the Fair Market Value per share of Common Stock on the award date and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan, one share shall become available for subsequent award and issuance under the Plan.

E.Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option.  Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise.  If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or settlement of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issued, vested or settled under such Award, calculated in each instance prior to any share withholding.

F.Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution or should there occur any merger, consolidation or other reorganization (including, without limitation, a Change in Control transaction), then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities that may be issued pursuant to Incentive Options granted under the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock denominated stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year, (iv) the number and/or class of securities for which grants may subsequently be made under the Automatic Grant Program to non-employee Board members, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding award under the Discretionary Grant Program, (vi) the number and/or class of securities subject to each outstanding award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vii) the number and/or class of securities subject to each outstanding award under the Automatic Grant Program, (viii) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share, and (ix) the number of shares excluded from the minimum vesting requirement set forth in Section VII of this Article One.  The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and outstanding options, stock appreciation rights or other stock-based awards.  The adjustments shall be final, binding and conclusive.

G.Outstanding awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VI.	PROHIBITION ON REPRICING PROGRAMS

Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transactions), the Corporation may not, without obtaining stockholder approval:  (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or base price of such stock appreciation rights; (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original options or stock appreciation rights; or (iii) cancel outstanding options or stock appreciation rights with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities.  This Section VI is intended to govern the repricing or exchange of “underwater” options and stock appreciation rights and shall not be construed to prohibit the adjustments provided for in Section V.F of this Plan.

VII.	Vesting Restriction

Effective for awards granted on or after the Amendment Effective Date (as defined in Section V of Article Five), awards granted under this Plan shall vest over a vesting period of a least one year measured from the award grant date; provided that up to 5% of the shares of Common Stock subject to the share reserve set forth in Section V.A(ii) of this Article One as of the Amendment Effective Date, plus 5% of any shares described in Section V.A(i) of this Article One that are added back to the share reserve pursuant to Section V.D of this Article One, may be granted without regard to such minimum vesting requirement (the “Vesting Carve-Out”).  For the avoidance of doubt, each annual grant made to a non-employee Board member pursuant to Article Four, Section I.A. shall reduce the number of shares available for issuance under this Plan without regarding to the minimum vesting requirement pursuant to the Vesting Carve-Out. Notwithstanding the foregoing, the Plan Administrator shall have the discretion, on the grant date of an award or thereafter, to provide for accelerated vesting of an award without regard to such minimum vesting requirement in the event of the award holder’s death, disability or Involuntary Termination, a Change in Control or Hostile Take-Over, or to the extent such accelerated vesting is required pursuant to a contractual obligation with the award holder that was in effect prior to the Amendment Effective Date.

article Two

DISCRETIONARY GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.  Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.Exercise Price.

1.The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i)cash or check made payable to the Corporation,

(ii)shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

(iii)shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the Exercise Date, or

(iv)to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.  However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.Effect of Termination of Service.

1.The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:

(i)Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)Any option held by the Optionee at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

(iv)During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable.  No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.

2.The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

(ii)include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

(iii)permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service, subject to Section VII of Article One.

D.Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock.  Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.Limited Transferability of Options.  During the lifetime of the Optionee, options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death.  However, the Plan Administrator may permit an assignment, in whole or in part, during the Optionee’s lifetime, of a Non-Statutory Option, if such assignment is in connection with the Optionee’s estate plan and is to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members or is pursuant to a domestic relations order covering the option as marital property.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.  Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and the options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options.  Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options.  Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options.  Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.Eligibility.  Incentive Options may only be granted to Employees.

B.Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C.10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	STOCK APPRECIATION RIGHTS

A.Authority.  The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B.Types.  Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

C.Tandem Rights.  The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1.One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2.No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time.  If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

3.If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

D.Stand-Alone Rights.  The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

1.One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program.  The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish.  In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.  Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

2.The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted.  In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.  In the event outstanding Stand-alone Rights are to be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of Common Stock underlying each such Stand-alone Right shall be adjusted immediately after such Change in Control so as to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time.  Appropriate adjustments to reflect such Change in Control shall also be made to the base price per share in effect under each outstanding Stand-alone Right,  provided the aggregate base price shall remain the same.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Stand-alone Rights under the Discretionary Grant Program, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction.

3.Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except if such assignment is in connection with the holder’s estate plan and is to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or pursuant to a domestic relations order covering the Stand-alone Right as marital property.  In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

4.The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

5.The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

E.Post-Service Exercise.  The provisions governing the exercise of Tandem, and Stand-alone Stock Appreciation Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program.

F.Gross Counting.  Upon the exercise of any Tandem or Stand-alone Right under this Section III, the share reserve under Section V of Article One shall be reduced by the gross number of shares to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise.

IV.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.In the event of a Change in Control, each outstanding option or stock appreciation right under the Discretionary Grant Program shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised as to any or all of those shares as fully vested shares of Common Stock.  However, an outstanding option or stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent:  (i) such option or stock appreciation right is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option or stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the option or stock appreciation right is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares, but only if such replacement cash program would not result in the treatment of the option or stock appreciation right as an item of deferred compensation subject to Code Section 409A or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of the grant.  Notwithstanding the foregoing, any option or stock appreciation right outstanding under the Discretionary Grant Program on the date of such Change in Control shall be subject to cancellation and termination, without cash payment or other consideration due the award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control (or any earlier date specified in the definitive agreement for the Change in Control transaction) is less than the per share exercise or base price in effect for such option or stock appreciation right.

B.All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.Immediately following the consummation of the Change in Control, all outstanding options or stock appreciation rights under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D.Each option or stock appreciation right which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had those shares actually been outstanding at the time.  Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, Stand-Alone Rights, direct stock issuances and other stock-based awards under the Plan per calendar year.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options or stock appreciation rights under the Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E.The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Change in Control, become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options or stock appreciation rights are to be assumed in the Change in Control transaction or otherwise continued in effect.  In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F.The Plan Administrator shall have full power and authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those options or stock appreciation rights do not otherwise fully accelerate.  In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock.  In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full.  Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options or stock appreciation rights under the Discretionary Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Hostile Take-Over.

H.The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

article Three

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances without any intervening option grants.  Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.  Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

A.Issue Price.

1.The issue price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2.Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)cash or check made payable to the Corporation;

(ii)past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii)any other valid consideration under the Delaware General Corporation Law.

B.Transferability.  Awards and units under the Stock Issuance Program shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the recipient, such awards and/or units shall be transferable, by gift or pursuant to a domestic relations order, to a Family Member to the extent and in the manner determined by the Plan Administrator and set forth in the applicable agreement evidencing the award or units.  Notwithstanding the foregoing, the recipient of an award or units under the Stock Issuance Program may designate a beneficiary of the recipient’s award or units in the event of the recipient’s death on a beneficiary designation form provided by the Plan Administrator.

C.Vesting Provisions.

1.Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives, subject to Section VII of Article One.  The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.  Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2.The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more stock issuances or restricted stock unit or share right awards so that the shares of Common Stock subject to those issuances or awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) revenue, organic revenue, net sales, or new-product revenue or net sales, (ii) achievement of specified milestones in the discovery and development of the Company’s technology or of one or more of the Company’s products, (iii) achievement of specified milestones in the commercialization of one or more of the Company’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the Company’s products, (v) expense targets, (vi) share price, (vii) total shareholder return, (viii) earnings per share, (ix) operating margin, (x) gross margin, (xi) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xii) productivity ratios, (xiii) operating income, (xiv) net operating profit, (xv) net earnings or net income (before or after taxes), (xvi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xvii) earnings before or after interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xviii) economic value added, (xix) market share, (xx) working capital targets, (xxi) achievement of specified milestones relating to corporate partnerships, collaborations, license transactions, distribution arrangements, mergers, acquisitions, dispositions or similar business transactions, and (xxii) employee retention and recruiting and human resources management.  In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.  Each applicable performance goal may be structured at the time of the Award to provide for appropriate adjustments or exclusions for one or more of the following items: (i) asset impairments or write-downs; (ii) litigation or governmental investigation expenses and any judgments, verdicts and settlements in connection therewith; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary or nonrecurring items; (vi) items of income, gain, loss or expense attributable to the operations of any business acquired by the Corporation or costs and expenses incurred in connection with mergers and acquisitions; (vii) items of income, gain, loss or expense attributable to one or more business operations divested by the Corporation or the gain or loss realized upon the sale of any such business the assets thereof, (viii) accruals for bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or other bonus or incentive compensation plans of the Corporation, and (ix) the impact of foreign currency fluctuations or changes in exchange rates.

3.Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.  Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan, provided the aggregate repurchase price shall in each instance remain the same.

4.The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested.  Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares subject to any applicable vesting requirements, including (without limitation) the requirement that any dividends paid on shares subject to performance-vesting conditions shall be held in escrow by the Corporation and shall not vest or actually be paid to the award holder prior to the time those shares vest.  The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder.  However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate; provided, however, that no such dividend-equivalent units relating to restricted stock unit or share right awards subject to performance-vesting conditions shall vest or otherwise become payable prior to the time the underlying award (or portion thereof to which such dividend-equivalents units relate) vests upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying award.

5.Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

6.The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares, subject to Section VII of Article One.  Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m).

7.Outstanding share right awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied.  The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied, subject to Section VII of Article One.  However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards or units which were intended, at the time those awards or units were granted, to qualify as performance-based compensation under Code Section 162(m).

8.The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

(i)At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

(ii)The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.

(iii)Performance shares may be paid in (A) cash, (B) shares of Common Stock or (C) any combination of cash and shares of Common Stock, as set forth in the applicable award agreement.

(iv)Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.Each outstanding restricted stock unit or share right award assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time.

C.The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Change in Control transaction.

D.The Plan Administrator shall also have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Hostile Take-Over.

E.The Plan Administrator’s authority under Paragraphs C and D of this Section II shall also extend to any stock issuances, restricted stock units or other share right awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those issuances, units or awards pursuant to Paragraph C or D of this Section II may result in their loss of performance-based status under Code Section 162(m).

article FOUR

AUTOMATIC GRANT PROGRAM

I.	OPTION TERMS

A.Automatic Grants.  Option grants shall be made pursuant to the Automatic Grant Program in effect under this Plan as follows:

Annual Grants:  On the date of each annual stockholders meeting, beginning with the 2013 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted a Non-Statutory Option to purchase ten thousand (10,000) shares of Common Stock, provided that such individual has served as a non-employee Board member for a period of at least six (6) months.  There shall be no limit on the number of such annual share option grants any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation prior to the Plan Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

B.Exercise Price.

1.The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program.  Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C.Option Term.  Each option shall have a maximum term of ten (10) years measured from the option grant date, subject to earlier termination following the Optionee’s cessation of Board service.

D.Exercise and Vesting of Options.  Each option shall be immediately exercisable for any or all of the option shares.  However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase, upon the Optionee’s cessation of Board service prior to vesting in those shares.  The shares subject to each annual option grant made to a non-employee Board member for his or her continued Board service shall vest, and the Corporation’s repurchase right shall lapse, in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each month of service as a Board member over the twelve (12) month period measured from the option grant date.

E.Limited Transferability of Options.  Each option under this Article Four may be assigned in whole or in part during the Optionee’s lifetime to one or more of his or her Family Members or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.  The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four, and the options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options.  Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

F.Termination of Board Service.  The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i)The Optionee (or, in the event of Optionee’s death while holding the option, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise such option.

(ii)During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii)Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

(iv)In no event shall the option remain exercisable after the expiration of the option term.  Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.  However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER/HOSTILE TENDER-OFFER

A.In the event of a Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares.  Immediately following the consummation of the Change in Control, each automatic grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

B.In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares.  Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Tender-Offer.

C.All outstanding repurchase rights under this under this Automatic Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

D.Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control.  Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

III.	REMAINING TERMS

The remaining terms of each option granted under the Automatic Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Grant Program.

IV.	ALTERNATIVE AWARDS

A.The Plan Administrator shall have full power and authority to award, in lieu of one or more automatic option grants under this Article Four, unvested shares of Common Stock or restricted stock units which in each instance have an aggregate Fair Market Value substantially equal to the grant-date fair value (as determined for financial reporting purposes in accordance with FASB ASC Topic 781 or any successor or other applicable standard) of the automatic option grant which such award replaces.  Any such alternative award shall be made at the same time the automatic option that it replaces would have been made, and the vesting provisions (including vesting acceleration) applicable to such award shall be substantially the same as in effect for the automatic option grant award so replaced, subject in all cases to any requirements imposed under Code Section 409A.

B.The Plan Administrator shall also have full power and authority to implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the Stock Issuance Program that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Code Section 409A.  If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

article Five

Miscellaneous

I.	DEFERRED COMPENSATION

A.The Plan Administrator may, in its sole discretion,  structure one or more awards under the Stock Issuance Program so that the Participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.  Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

B.To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of  any  shares of Common Stock that become payable under those deferred compensation arrangements.  In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

C.To the extent there is any ambiguity as to whether any provision of any award made under the Plan that is deemed to constitute a deferred compensation arrangement under Code Section 409A would otherwise contravene one or more requirements or limitations of such Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder.

II.	TAX WITHHOLDING

A.The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or the issuance or vesting of shares of Common Stock under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B.The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options (other than the options granted under the Automatic Grant Program), stock appreciation rights, restricted stock units or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them.  Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.  The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.

Stock Delivery:  The election to deliver to the Corporation, at the time the Non-Statutory Option or stock appreciation right is exercised,  the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.  The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the shares of Common Stock authorized for issuance under the Plan.

III.	ASSUMPTION OR SUBSTITUTION OF OPTIONS

A.The shares of Common Stock reserved for issuance under the Plan may, in the sole discretion of the Plan Administrator, be used to fund one or more shares of Common Stock issuable upon the exercise of (i) any Code Section 422 incentive stock option originally granted by a corporation or other entity acquired by the Corporation (or any Parent or Subsidiary), whether by merger or asset or stock sale, and assumed by the Corporation in connection with that acquisition or (ii) any Incentive Option granted under this Plan in substitution for such  incentive stock option of the acquired entity.  Any such assumption or substitution of options shall not be deemed to contravene the option exercise price requirements of Section I.A  of Article Two, even if the exercise price per share of Common Stock under the assumed or substituted option is less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date such assumption or substitution is effected, provided all of the following requirements are satisfied:

(i)The excess of the aggregate Fair Market Value of the shares of Common Stock subject to the assumed or substituted option immediately after the assumption or substitution over the aggregate exercise price in effect for those shares is not greater than the excess of the aggregate fair market value of the shares of stock subject to the option immediately prior to such assumption or substitution over the aggregate exercise price payable for those shares.

(ii)The ratio of the exercise price to the Fair Market Value per share of Common Stock subject to the assumed or substituted option immediately after such assumption or substitution is no more favorable to the Optionee than the ratio of the exercise price to the fair market value per share immediately prior to such assumption or substitution.

(iii)The assumed or substituted option does not provide the Optionee with any additional benefits the Optionee did not otherwise have under the option immediately prior to the assumption or substitution.

(iv)In the case of a substitution, the option granted by the acquired entity must be cancelled at the time of such substitution, and the Optionee must have no further rights under that cancelled option.

IV.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

V.	EFFECTIVE DATE AND TERM OF THE PLAN

A.The Plan became effective on the Plan Effective Date.  The Plan was amended by the Board effective as of December 11, 2014 in order to eliminate the grant of initial option grants under the Automatic Grant Program.  The Plan was amended and restated effective as of March [23], 2015 to increase the number of shares of Common Stock reserved for issuance over the term of the Plan by 5,300,000 shares, from 14,097,808 shares to 19,397,808 shares, subject to approval by the Corporation’s stockholders at the 2015 Annual Meeting (the date of the Annual Meeting, the “Amendment Effective Date”).

B.The Plan serves as the successor to the Predecessor Plan, and no further option grants, restricted stock unit awards or other stock-based awards shall be made under the Predecessor Plan.  All awards outstanding under the Predecessor Plan on the Plan Effective Date were transferred to the Plan at that time and are treated as outstanding awards under the Plan.  However, each outstanding award so transferred continues to be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred awards with respect to their acquisition of shares of Common Stock thereunder.  Should any of those transferred awards expire or terminate unexercised, the shares of Common Stock subject to those awards at the time of expiration or termination shall be available for subsequent award and issuance under the Plan in accordance with the provisions of Section V.E of Article One.

C.The Plan shall terminate upon the earliest to occur of (i) June 12, 2023, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other share right awards in connection with a Change in Control.  Should the Plan terminate on June 12, 2023, then all option grants, stock appreciation rights,  unvested stock issuances, restricted stock units and other share right awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.

VI.	AMENDMENT OF THE PLAN

A.The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.  In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded.

B.Options and stock appreciation rights may be granted under the Discretionary Grant Program and stock-based awards  may be made under the Stock Issuance Program that in each instance involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those grants or awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan sufficiently increasing the share reserve.  If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess grant or award made against such contingent increase, then  any options, stock appreciation rights or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

C.The provisions of the Plan and the outstanding awards under the Plan shall, in the event of any ambiguity, be construed, applied and interpreted in a manner so as to ensure that all awards and Stock Issuance Agreements provided to Optionees or Participants who are subject to U.S. income taxation either qualify for an exemption from the requirements of Section 409A of the Code or comply with those requirements; provided, however, that the Corporation shall not make any representations that any awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Optionee and Participant shall accordingly be solely responsible for any taxes, penalties or other amounts that may become payable with respect to his or her awards by reason of Section 409A of the Code.

VII.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VIII.	REGULATORY APPROVALS

A.The implementation of the Plan, the granting of any stock option, stock appreciation right or other stock-based award under the Plan and the issuance of any shares of Common Stock (i) upon the exercise or vesting of any granted option, stock appreciation right or other stock-based award or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

IX.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.Annual Meeting shall mean the annual meeting of the Corporation’s shareholders.

B.Automatic Grant Program shall mean the automatic grant program in effect under Article Four of the Plan.

C.Board shall mean the Corporation’s Board of Directors.

D.Change in Control shall have the meaning assigned to such term in the award agreement for the particular award or in any other agreement incorporated by reference into the award agreement for purposes of defining such term, and in the absence of such a Change in Control definition shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii)a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets  in complete liquidation or dissolution of the Corporation, or

(iii)the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.

E.Code shall mean the Internal Revenue Code of 1986, as amended.

F.Common Stock shall mean the Corporation’s common stock.

G.Corporation shall mean Sangamo BioSciences, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Sangamo BioSciences, Inc. which has by appropriate action assumed the Plan.

H.Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

I.Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

K.Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)If the Common Stock is at the time traded on the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L.Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.

M.Full Value Award means any of the following awards made under the Stock Issuance or Automatic Grant Programs that are settled in shares of Common Stock: restricted stock awards (unless issued for cash consideration equal to the Fair Market Value of the shares of Common Stock on the award date), restricted stock unit awards, and any other awards under the Plan other than stock options and stock appreciation rights issued under the Discretionary Grant Program and Automatic Grant Program.

N.Hostile Take-Over shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i)a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(ii)a Hostile Tender-Offer.

O.Hostile Tender-Offer shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

P.Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

Q.Involuntary Termination shall have the meaning assigned to such term in the award agreement for the particular award or in any other agreement incorporated by reference into the award agreement for purposes of defining such term, and in the absence of such an Involuntary Termination definition shall mean the termination of the Service of any individual which occurs by reason of:

(i)such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii)such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

R.Misconduct shall have the meaning assigned to such term in the award agreement for the particular award or in any other agreement incorporated by reference into the award agreement for purposes of defining such term, and in the absence of such a Misconduct definition shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

S.1934 Act shall mean the Securities Exchange Act of 1934, as amended.

T.Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

U.Optionee shall mean any person to whom an option is granted under the Discretionary Grant or Automatic Grant Program.

V.Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.Participant shall mean any person who is issued shares of Common Stock or restricted stock units or other stock-based awards under the Stock Issuance Program.

X.Permanent Disability or Permanently Disabled shall have the meaning assigned to such term in the award agreement for the particular award or in any other agreement incorporated by reference into the award agreement for purposes of defining such term, and in the absence of such a definition shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.  However, solely for purposes of the Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Y.Plan shall mean the Corporation’s 2013 Stock Incentive Plan, as set forth in this document.

Z.Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

AA.Plan Effective Date shall mean the June 12, 2013 date on which the Plan is approved by the stockholders at the 2013 Annual Meeting.

BB.Predecessor Plan shall mean the Corporation’s 2004 Stock Incentive Plan, as in effect immediately prior to the 2013 Annual Meeting.

CC.Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders.

DD.Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

EE.Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

FF.Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that for a leave which exceeds ninety (90) days, Service shall be deemed, for purposes of determining the period within which any outstanding option held by the Optionee in question may be exercised as an Incentive Option, to cease on the ninety-first (91st) day of such leave, unless the right of that Optionee to return to Service following such leave is guaranteed by law or statute.  Except to the extent otherwise required by law or expressly authorized by the Plan Administrator, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

GG.Stock Exchange shall mean the American Stock Exchange, the NASDAQ Global or Global Select Market or the New York Stock Exchange.

HH.Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

II.Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

JJ.Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

KK.10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

LL.Tender-Offer Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Tender-Offer or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Tender-Offer.  However, if the surrendered option is an Incentive Option, the Tender-Offer Price shall not exceed the clause (i) price per share.

MM.Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an option or stock appreciation right or shares of Common Stock under the Plan may become subject in connection with the grant or exercise of those options or stock appreciation rights or the issuance or vesting of those shares.

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